SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  o

Filed by a Party other than the Registrant  o

Check the appropriate box:

o        Preliminary Proxy Statement                          o        Confidential,  for Use of the  Commission  Only (as
                                                                       permitted by Rule 14a-6(e)(2))
o        Definitive Proxy Statement
o        Definitive Additional Materials
o        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                               One Price Clothing Stores, Inc.
                                      (Name of Registrant as Specified In Its Charter)

                          (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

o        No fee required.

o Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

o        Fee paid previously with preliminary materials:

o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                         ONE PRICE CLOTHING STORES, INC.

                              1875 East Main Street
                           Highway 290, Commerce Park
                          Duncan, South Carolina 29334

                                                         May 5, 1999

Dear Stockholders:

         You are cordially invited to attend the annual meeting of stockholders of One Price Clothing Stores, Inc. (the "Company") to be held at the Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, on Wednesday, June 9, 1999, at 9:00 a.m. local time.

         The principal business of the meeting will be to elect directors for the ensuing year, to vote on amendments to the Company's 1991 Stock Option Plan and its Director Stock Option Plan, and to review the results of the past year and report on our operations during the first quarter of fiscal 1999.

         We would appreciate your completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.

                                Sincerely yours,



                                /s/ Leonard M. Snyder
                                Leonard M. Snyder
                                Chairman of the Board

                         ONE PRICE CLOTHING STORES, INC.

                              1875 East Main Street
                           Highway 290, Commerce Park
                          Duncan, South Carolina 29334

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 9, 1999

         The annual meeting of stockholders (the "Annual Meeting") of One Price Clothing Stores, Inc. (the "Company") will be held on Wednesday, June 9, 1999, at 9:00 a.m. local time, at the Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, for the purpose of considering and acting upon the following:

         1.       The election of seven directors for the ensuing year;

         2. Amendment of the 1991 Stock Option Plan ("Plan") to increase by 500,000 the number of shares available for grant thereunder; to provide for a total of up to 50,000 shares of restricted stock for grant to executive officers of the Company out of shares reserved under the Plan; and to extend the expiration date of the Plan by two years, from July 23, 2001 to July 23, 2003;

         3. Amendment of the Director Stock Option Plan ("Director Plan") to increase by 125,000 the number of shares available for grant thereunder, to permit the grant of restricted stock to directors as an alternative to the grant of stock options, and to make various administrative changes to the Director Plan, including changing the date of annual grant from April 30 to the date of the annual meeting of stockholders each year; and

         4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         The Company has fixed April 28, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record of the Company at the close of business on April 28, 1999, will be entitled to vote at the Annual Meeting and any adjournment thereof.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                             By Order of the Board of Directors,



                                             /s/ Grant H. Gibson
                                             Grant H. Gibson
                                             Secretary

Duncan, South Carolina
May 5, 1999



                         ONE PRICE CLOTHING STORES, INC.

                              1875 East Main Street
                           Highway 290, Commerce Park
                          Duncan, South Carolina 29334
                                 (864) 433-8888


                                PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of One Price Clothing Stores, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at the Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, on Wednesday, June 9, 1999, at 9:00 a.m. local time. The approximate date of mailing this Proxy Statement, the accompanying Notice of Annual Meeting and proxy card is May 5, 1999.

                                 VOTING RIGHTS

         Only stockholders of record at the close of business on April 28, 1999 are entitled to receive notice of and to vote at the Annual Meeting. As of such date, there were 10,444,131 shares outstanding of the Company's common stock, $.01 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote.

         Each stockholder of record at the close of business on April 28, 1999 will be sent this Proxy Statement, the accompanying Notice of Annual Meeting and a proxy card. Any proxy given pursuant to this solicitation that is received in time to be voted at the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the directions, if any, given in such proxy. If no contrary directions are given, all shares represented by a proxy will be voted FOR the proposal in Item 1 of the Proxy to elect as directors the nominees named in this Proxy Statement, FOR the proposal in Item 2 to amend the 1991 Stock Option Plan, FOR the proposal in
Item 3 to amend the Director Stock Option Plan, and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A stockholder may revoke a proxy by: (i) delivering to the Secretary of the Company, at or before the Annual Meeting, an instrument revoking the proxy bearing a date later than the proxy; (ii) delivering to the Secretary of the Company, at or before the Annual Meeting, a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and either giving notice of revocation to the Secretary of the Company or expressing to the Secretary of the Company a desire to vote his or her shares in person in a manner contrary to that set forth in his or her previous proxy (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any instrument revoking a proxy should be sent to: One Price Clothing Stores, Inc., 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina 29334, Attention: Secretary.

         The holders of a majority of shares of Common Stock who are entitled to vote must be present in person, or represented by proxy, to constitute a quorum and act upon the proposed business. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of determining a quorum. Each is tabulated separately. Broker non-votes are not counted for purposes of determining the votes cast for directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld for a nominee for director will be excluded in calculating the votes received in favor of such nominee.

                              SECURITY OWNERSHIP OF
                            CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of April 28, 1999, except as otherwise noted, information regarding the persons known by the Company to own beneficially more than five percent of the Company's Common Stock. Information regarding security ownership of individual directors is included under "Election of Directors" below. Unless otherwise indicated in the notes to the table, the Company believes that the persons named in the table have sole voting and dispositive power with respect to all of the shares of Common Stock shown as beneficially owned by them.

                   Name and Address                                     Amount and Nature            Percentage of Total
                  of Beneficial Owner                                     of Beneficial              Outstanding Shares

Henry D. Jacobs, Jr.                                                          2,033,319(1)                  19.5%
   320 Dale Drive
   Spartanburg, SC 29307

Special Situations Fund III, L.P.
   and related parties (2)                                                      813,100(2)                   7.8%
   153 East 53rd Street--51st Floor
   New York, NY 10022

Dimensional Fund Advisors, Inc.                                                 529,997(3)                   5.1%
   1299 Ocean Avenue--11th Floor
   Santa Monica, CA 90401

(1) Mr. Jacobs is a founder of the Company and the former Chairman of the Board, a non-executive position. He retired as Chairman on June 10, 1998. The figure shown includes 165,000 shares owned by Mr. Jacobs' spouse, as to which he may be deemed to share voting and investment power, but disclaims beneficial ownership.

(2) The information regarding beneficial ownership of shares was derived from the Schedule 13G of Special Situations Fund III L.P. ("SSF III") dated February 9, 1999, and a letter addressed to the Company dated February 24, 1999. SSF III filed the Schedule 13G on behalf of itself, Special Situations Cayman Fund L.P. ("Cayman Fund"), MGP Advisers Limited Partnership ("MGP") (adviser for SSF III), AWM Investment Company ("AWM") (adviser for Cayman Fund), Austin W. Marxe and David Greenhouse. 813,100 shares are beneficially owned by Austin W. Marxe and David Greenhouse, of which 610,400 shares are owned by SSF III and 202,700 shares are owned by the Cayman Fund. SSF III, MGP, the Cayman Fund and AWM have sole power to vote or to direct the vote and to dispose or direct disposition of all securities beneficially owned by such entity or its adviser. Austin W. Marxe and David Greenhouse have shared power to vote or to direct the vote and to dispose or direct disposition of all securities beneficially owned by them by virtue of being executive officers of MGP and AWM.

(3) The information regarding beneficial ownership of shares was derived from the Schedule 13G of Dimensional Fund Advisors ("Dimensional"), dated February 11, 1999, and a letter addressed to the Company also dated February 11, 1999. According to the Schedule 13G, all such shares are held by advisory clients of Dimensional, with respect to which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of such securities.


                              ELECTION OF DIRECTORS (Proxy Item 1)

Information Respecting Nominees for Director

         The Company's By-Laws provide that the Company shall have at least three and no more than nine directors, the exact number to be determined by resolution of the Board of Directors from time to time. The Board of Directors has, by resolution, established the number of directors at eight. Since there are seven nominees for election, proxies cannot be voted for more than seven persons. The Board of Directors anticipates filling the eighth position as soon as practicable after the Annual Meeting, following receipt and review of recommendations from the Board of Governance Committee, which acts as the nominating committee for the Board of Directors. Shares may not be voted cumulatively in the election of directors. Directors are elected by a plurality of votes of shares present in person or represented by proxy at the meeting. Abstentions and broker non-votes effectively have no effect on the election of directors. Each of the directors elected at the meeting will serve until his or her successor is duly elected and qualified or until his or her earlier resignation or removal in accordance with the Company's By-Laws.

         Unless a stockholder directs otherwise, it is the intention of the persons named as proxy holders in the enclosed proxy card to vote each of the proxies for the election of the persons named below as directors. Management of the Company believes that all of the nominees will be available and able to serve as directors, but in the event that any nominee is not available or able to serve, the shares represented by proxies will be voted for such substitute as shall be designated by the Board.

         The table below sets forth for each nominee (based upon information supplied by him or her), his or her name, age, principal occupation and business experience for the past five years, length of service as a director of the Company, and the number of shares, nature of beneficial ownership and percentage of the outstanding shares of Common Stock beneficially owned by him or her, all as of April 28, 1999.

                                                                                   Amount and
                                                                               Name of Beneficial      Percentage of Total
Name and Age                       Principal Occupation      Director Since         Ownership          Outstanding Shares
------------                       --------------------      --------------         ---------          ------------------

Larry I. Kelley
   56                           President and Chief                 1997              197,500(2)            1.9%
                                  Executive Officer
                                  of the Company(1)

Warren Flick                    Co-Chairman of e-Save               1998              105,000(4)            1.0%
   55                             Network, Inc.(3)

Laurie M. Shahon                President of Wilton                 1994               30,000(6)            (13)
   47                             Capital Group(5)

Malcolm L. Sherman              Chairman and Chief                  1993               27,500(6)            (13)
   67                             Executive Officer of
                                  Ekco Group, Inc.(7)

James M. Shoemaker, Jr.         Member of the law firm              1991               62,500(9)            (13)
   66                             Wyche, Burgess,
                                  Freeman & Parham, PA(8)

Leonard M. Snyder               Chairman of the Board               1998               57,333(11)           (13)
   51                             (10)

Allan Tofias                    Consultant and Director        April 15, 1999                 --            (13)
   69                             (12)

(1) Mr. Kelley has served as President and Chief Executive Officer of the Company since joining the Company on April 24, 1997. Mr. Kelley served from 1991 until just prior to joining the Company as President and Chief Executive Officer of Casual Male Big & Tall, a men's clothing retailer and a division of J. Baker, Inc.

(2)      Includes 187,500 shares subject to presently exercisable stock options.

(3) Mr. Flick has served as Co-Chairman of e-Save Network, Inc., a privately held internet marketing company, since January 1999. He recently founded Warren Flick Associates, LLC, whose principal business is strategic investment, management and consulting. Mr. Flick served from 1995 to 1997 as President and Chief Operating Officer, U.S. Kmart Stores, a chain of over 2,100 traditional discount stores, and also served as a member of the board of directors of the parent, Kmart Corporation. From 1988 to 1995, he served as a senior executive for Sears Roebuck and Co., and as Chairman, President and Chief Executive Officer for Sears de Mexico from 1994 to 1995. Mr. Flick is a director of Stride Rite Corporation, a leading marketer of high quality family footwear.

(4) The figure shown includes 5,000 shares for automatic grant on April 30, 1999, subject to approval by the stockholders of Proxy Item 3.

(5) Since January 1994, Ms. Shahon has served as President of Wilton Capital Group, an investment firm. Ms. Shahon served as Managing Director of '21' International Holdings, Inc., a private holding company, from April 1988 to December 1993. Ms. Shahon also serves as a member of the board of directors of Ames Department Stores, Inc. and of Homeland Stores, Incorporated, a supermarket chain.

(6) The figure shown includes 15,000 shares subject to presently exercisable stock options and an additional 5,000 shares for automatic grant on April 30, 1999, subject to approval by the stockholders of Proxy Item 3.

(7) Mr. Sherman has served since 1996 as the Chairman and Chief Executive Officer of Ekco Group, Inc., a manufacturer and marketer of branded houseware products. Mr. Sherman has also served as chairman of the board of advisors of Gordon Brothers, a jewelry and financial services corporation, since 1993. Mr. Sherman has also served as chairman of the board of directors of StethTech Corporation, a medical devices company, since 1994. Mr. Sherman serves as a director of Maxwell Shoe Company and Ekco Group, Inc. Mr. Sherman served from 1991 to 1995 as chairman of the board of directors of K.T. Scott, Ltd., a limited partnership that, until January 1994, was a controlling shareholder of K.T. Scott Inc. K.T. Scott Inc. engaged in the sale of wallpaper and window treatments. On July 14, 1995, K. T. Scott Inc. filed a plan of reorganization under Chapter 11 of the Bankruptcy Code. K. T. Scott Inc. converted the filing to one under Chapter 7 of the Bankruptcy Code on November 22, 1995.

(8) Mr. Shoemaker has been a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., the Company's principal outside counsel, since 1965. Mr. Shoemaker also serves as a member of the board of directors of Palmetto Bancshares, Inc., Ryan's Family Steak Houses, Inc. and Span-America Medical Systems, Inc.

(9) The figure shown includes 15,000 shares subject to presently exercisable stock options, and an additional 5,000 shares for automatic grant on April 30, 1999, subject to approval by the stockholders of Proxy Item 3. The figure shown also includes 4,500 shares owned by Mr. Shoemaker's spouse and 6,000 shares in a trust of which Mr. Shoemaker is a co-trustee for his adult children, as to which he may be deemed to share voting and investment power, but disclaims beneficial ownership.

(10) On April 16, 1998, Mr. Snyder was appointed to the Board of Directors of the Company to fill a vacancy arising from the resignation of a former director. Mr. Snyder became a consultant to the Board on April 16, 1998, and was appointed Chairman of the Board following his election as a Director by the stockholders on June 10, 1998. Mr. Snyder has been a marketing and management consultant since January 1995. From April 1987 to October 1994, he served as Chairman and Chief Executive Officer of Lamonts Apparel, Inc., a chain of approximately 55 family apparel stores, with over $250 million in sales. Lamonts Apparel, Inc. filed a plan of reorganization under Chapter 11 of the Bankruptcy Code in January 1995 and emerged from bankruptcy in January 1998. Mr. Snyder was not an executive officer of Lamonts at the time of its filing. Prior to his tenure at Lamonts, Mr. Snyder held executive positions with Allied Stores. Mr. Snyder also serves as a member of the board of directors and audit committee of Monaco Finance, Inc. He is also a member of the board of directors of Henry's, a chain of photo and digital camera stores in Canada, and a member of the board of directors of Paper Calmenson & Company, a diversified steel company.

(11) Includes 53,333 shares subject to presently exercisable stock options, subject to certain conditions.

(12) On March 24, 1999, the Board of Directors approved the appointment of Mr. Tofias to the Board of Directors, effective April 15, 1999, to fill a vacancy arising from the resignation of a former director. Mr. Tofias is a Certified Public Accountant. Since January 1998 his principal occupation has been as a consultant. He is the founder of Tofias, Fleishman, Shapiro & Co., P.C., one of the largest regional accounting firms in the Northeast, where he was the managing shareholder from 1966 to 1995 and chairman of the board from 1995 to December 1997. Mr. Tofias serves as a member of the board of directors and as a member of the audit committee of Rowe Companies, a public company listed on the New York Stock Exchange. Mr. Tofias also serves as a Trustee of Gannett, Welch & Kotler Mutual Funds.

(13) Less than one percent (1%).

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                 EACH OF THE NOMINEES SET FORTH IN PROXY ITEM 1

                       AMENDMENT OF 1991 STOCK OPTION PLAN
                                 (Proxy Item 2)

         On March 24, 1999, the Board of Directors amended the 1991 Stock Option Plan (as amended, the "Plan"), subject to stockholder approval, to (i) extend the expiration date of the Plan by two years, from July 23, 2001 to July 23, 2003; (ii) increase the number of shares issuable under the Plan by 500,000 shares, and (iii) provide for a reserve of up to 50,000 shares of restricted stock out of the total issuable under the Plan for grant to executive officers of the Company. There presently remain approximately 95,000 shares available for issuance under the Plan.

         The Board of Directors initially approved the Plan on July 24, 1991 as a supplement to the Company's 1988 Stock Option Plan, which has since expired. The Plan was approved by a vote of the stockholders on April 21, 1992. The Plan covers officers and key employees of the Company. There were 400,000 shares initially authorized for inclusion in the Plan. Based upon its review and the unanimous recommendation of the members of the Compensation Committee, the Board of Directors has determined that (i) the Plan does fulfill its purpose of providing incentive to existing and future officers and key employees and, accordingly, should be extended to July 23, 2003; (ii) additional shares of Common Stock should be made available for the purpose of making option grants and providing incentives to existing and future officers and key employees of the Company to promote and further the Company's business, and (iii) the ability to grant up to 50,000 shares of restricted stock out of the total shares reserved for grant will provide the Compensation Committee with desirable flexibility and an important tool for retention of executive officers.

Plan Summary

         Purpose. The purpose of the Plan is to promote the growth and profitability of the Company by increasing the personal participation of officers and key employees in the continued growth and financial success of the Company. It is intended to attract and retain officers and key employees of outstanding competence by providing such officers and key employees with an equity opportunity in the Company.

         Plan Participation. Participation in the Plan is determined by the Compensation Committee and is limited to those officers and key employees (who may or may not be members of the Board) who have the greatest impact on the Company's long-term performance. At this time, the Company believes that approximately 400 employees of the Company will be eligible to participate in the Plan.

         Plan Features. The Plan is administered by the Compensation Committee. It may be terminated or amended by the Board of Directors (or committee), except that stockholder approval is required in the event an amendment (i) materially increases the benefits accruing to the participants; (ii) increases the number of securities issuable under the Plan (other than an increase pursuant to the anti-dilution provisions of the plan); (iii) changes the class of individuals eligible to receive options; or (iv) otherwise materially modifies the requirements for eligibility.

         The number of shares available under the Plan may be adjusted to reflect any changes in the capitalization of the Company resulting from a stock dividend, stock split or similar adjustment. Pursuant to amendments in the employment contracts of certain key personnel, including all executive officers, options granted to such individuals vest immediately under certain events arising from a change of control (see "Employment Contracts and Deferred Compensation Arrangements").

         Stock Options. The term of options granted under the Plan may not exceed ten years. Options are exercisable according to such vesting schedules as the Compensation Committee may determine. The price per share at which each option granted under the Plan may be exercised is determined by the Compensation Committee at the time of the grant. In the case of an option intended to qualify as an incentive stock option, the price per share shall not be less than 100% of the fair market value of the Common Stock at the time such option is granted. The per-share exercise price of an option cannot be less than 50% of the fair market value of the Common Stock on the date the option is granted. Fair market value is determined by the average of the high and low sales prices of the Company's stock on the date of the grant. On April 12, 1999, the fair market value of the Common Stock of the Company, as determined by the average of the high and low sales prices of a share of Common Stock of the Company on the NASDAQ, was $4.4688.

         The recipient of an option does not pay the Company any amount at the time of the receipt of the option. If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares subject to the option become available for the Plan.

         Restricted Stock. The Board, upon the unanimous recommendation of the Compensation Committee, has approved an amendment to the Plan to add restricted stock, subject to approval of the stockholders. It was determined that such an amendment was necessary to permit the Compensation Committee flexibility and to provide an added tool to attract and retain key executive officers. Up to a total of 50,000 shares will be reserved for grants of restricted stock under this amendment to the Plan, which reserve shall be out of, and not in addition to, the increase of shares reserved for grant of stock options under the Plan.

         All stock awarded under this feature of the Plan will be subject to certain restrictions prohibiting transfer and entailing a risk that such stock will be forfeited to the Company until such time as the restrictions lapse. Since the Board views restricted stock as a tool for retention of executive officers, the restrictions on the stock awarded to an executive officer will only lapse once he or she has continued to serve in such capacity for a period of three years from the date of grant. This feature is designed to align the long-term interests of the recipient of restricted stock and the Company's stockholders with respect to the performance of the Company's stock over time. Restrictions imposed on the shares of Common Stock intended to be restricted under this provision will terminate upon the holder's death or total disability (or the occurrence of certain termination events, including dissolution, change of control, merger or reorganization of the Company). Holders of restricted stock are entitled to vote such shares and receive dividends, if any, with respect to their shares of restricted stock. The Company will be required to amortize the value of such awards over the three-year vesting period of the grant.

         Tax Aspects. The following is a summary of the principal federal income tax consequences generally applicable to awards of stock options and restricted stock under the Plan. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax) and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequences to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

         The transfer of stock, which qualifies as restricted stock, is generally taxable to the recipient and deductible by the Company when the restrictions lapse, or when such shares become transferable or are disposed of, whichever occurs first. In such case, the amount of taxable income will be equal to the fair market value of the shares as of the date on which the recipient is deemed to have income. Such recipient may elect, however, to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. The Company will be entitled to a deduction in the amount of the income deemed to be received by the recipient of the grant.

         New Plan Benefits. Stock option grants under the Plan are approved by the Compensation Committee. To date, approximately 305,000 stock option grants, net of cancellations, have been awarded and remain outstanding under the Plan out of an initial reserve of 400,000 shares. The maximum benefit to be received by grantees pursuant to these grants cannot be determined at this time because
(i) awards vary annually and are not pre-determined, and (ii) the future performance of the Company's stock is unknown. For the same reasons it is not possible to determine the maximum benefit from the proposed amendments with respect to both the increase in the number of shares available for grant and the addition of restricted stock to the Plan.

         The Plan amendment will only be approved if a quorum is present at the Annual Meeting and votes in favor of the amendment exceed votes against it. Abstentions and broker non-votes have no effect on the vote to approve amendment of the Plan.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1991 STOCK OPTION PLAN

                  AMENDMENTS TO THE DIRECTOR STOCK OPTION PLAN
                                 (Proxy Item 3)

         On March 24, 1999, the Board of Directors amended the Director Stock Option Plan (as amended, the "Director Plan"), subject to approval of the stockholders, to (i) increase the number of shares to be issued by 125,000 (in view of the fact that only 15,000 shares remain available for grant of options under the Director Plan); (ii) provide for a pro-rata grant (calculated monthly) to non-employee directors who are appointed during the year by the Board of Directors to fill a vacancy; (iii) provide that, commencing with the anticipated June 1999 grant, and subject to the impact of certain accounting changes being proposed by the Financial Accounting Standards Board, options granted under the Director Plan shall vest on the business day preceding the annual meeting following the date of grant, provided the Director receiving the grant is still a member of the Board on such date; (iv) change the grant date to the date each year of the Company's annual meeting of stockholders, and, (v) provide for up to 75,000 shares of restricted stock out of, and not in addition to, the total shares reserved under the Director Plan, for grant to eligible directors at the discretion of the Compensation Committee, in full or partial replacement of the grant of stock options under the Director Plan.

         The Director Plan was adopted by the Board of Directors as of February 9, 1995 and was subsequently approved by the stockholders. The Director Plan initially provided for a total of 105,000 shares of Common Stock for the issuance of grants to non-employee directors, and for the automatic grant of 1,500 options for Common Stock on March 31, 1996 and each subsequent March 31 thereafter. As a result of a change in the Company's fiscal year, the Director Plan was amended to change the date of grant to April 30. In addition, with the approval of the stockholders, the Director Plan was amended to increase the number of options to be automatically received from 1,500 to 5,000. All non-employee directors, other than the Chairman, Leonard Snyder, whose agreement with the Company currently precludes him from participating under the Director Plan, are eligible for grants under the Director Plan. Currently, all options granted to such eligible directors under the Director Plan vest immediately. Under the terms of the Director Plan, the exercise price of stock options granted is the fair market value of the Common Stock on the date of grant, calculated as the average of the high and low sales prices per share of Common Stock on the date of grant. Following an extensive review by the Compensation Committee, and based, in part, upon its unanimous recommendations, the Board of Directors determined that (i) an additional 125,000 shares of Common Stock should be made available for the purpose of making option grants and providing incentives to existing and future directors; (ii) out of the additional 125,000 shares, an allocation of up to 75,000 shares of restricted stock should be made available for the grant of restricted stock under the Director Plan to permit flexibility to the Compensation Committee in the awarding of grants; (iii) grants made to non-employee directors appointed by the Board of Directors to fill a vacancy should be made on a pro-rata basis, calculated monthly; (iv) commencing with the anticipated June 1999 grant and subject to potential changes on APB 25, as discussed below, the grant date should be changed from April 30 to the date of the annual meeting of stockholders; and (v) rather than vesting upon grant, as currently provided, all such options should vest on the business day prior to the date of the next annual meeting of stockholders, provided that the eligible director receiving a grant is still a member of the Board on such date. The recommendation of the Compensation Committee to provide for restricted stock in lieu of options to eligible directors arose, in large part, from changes in the accounting treatment of option grants to non-employee directors proposed by the Financial Accounting Standards Board on March 31, 1999 under APB 25, the standard used by the Company to account for its option grants. Based upon its analysis, and that of a recognized compensation consulting firm, the Compensation Committee concluded that having the ability to grant restricted stock in the event of such accounting changes would be in the best interests of the Company and its stockholders. In view of such potential accounting changes, and current uncertainty as to the impact if any of the vesting schedule of options granted under the Director Plan if such accounting changes were adopted, the Committee recommended it reserve the authority to change such vesting schedule if, as a result of such changes in accounting treatment under APB 25, the Committee deemed it to be in the best interests of the Company and its shareholders to do so. With the unanimous recommendation of the Compensation Committee, and subject to the approval of the stockholders, the Board approved the foregoing amendments to the Director Plan as being in the best interests of the Company and its shareholders.

Director Plan Summary

         General Provisions. The Director Plan is administered by the Compensation Committee. The expiration date for the Director Plan is April 18, 2005, and no option may be granted after such date, but such expiration does not affect any option previously granted under the Director Plan.

         Any option granted under the Director Plan terminates in full prior to the expiration of its fixed term on the date that is one year after the date the optionee ceases to be a director of the Company for any reason whatsoever. If the optionee dies while a director of the Company, the director's legatee(s) under his or her last will or the director's personal representative(s) may exercise all or part of the previously unexercised portion of such option at any time within one year after the director's death to the extent the director could have exercised the option immediately prior to his or her death.

         The recipient of an option granted under the Director Plan does not pay the Company any amount at the time of receipt of the option. The exercise price is paid in cash at the time of exercise. Shares subject to any option or portion thereof that terminates may again, subject to the reserve limitation, become shares available for purposes of the Director Plan.

         An option granted to a participant under the Director Plan is not transferable by him or her except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

         Generally the Board may amend or terminate the Director Plan, except that in addition to Board approval, a majority stockholder approval vote would be required if the amendment would: (i) materially increase the benefits accruing to a participant; (ii) increase the number of securities issuable under the Plan (other than an increase pursuant to the anti-dilution provisions thereof); (iii) change the class of individuals eligible to receive options under the Plan; or (iv) otherwise materially modify the requirements for eligibility under the Plan. Because the amendment increases the number of securities issuable under the Director Plan, it is being submitted for stockholder approval.

         On April 28, 1999, five directors of the Company were eligible directors and entitled to receive an automatic grant of 5,000 options on April 30, 1999 under the Director Plan.

         Restricted Stock. The Board, upon the recommendation of the Compensation Committee, has approved an amendment of the Director Plan to add restricted stock. It was determined that such an addition was necessary in view of proposed changes in the accounting treatment of options granted to directors and to allow the Compensation Committee flexibility to attract and retain qualified members of the Board with equity-based incentives.

         Up to a total of 75,000 shares will be reserved for grant of restricted stock under this amendment to the Director Plan, which reserve shall be out of, and not in addition to, the increase of shares reserved for grant of stock options under the Director Plan.

         Under the amendment, the Compensation Committee may grant shares of restricted stock to eligible directors of the Company. Restrictions and conditions relating to the restricted stock may be established at the discretion of the Compensation Committee. However, in the event that a restricted stock award is granted subject to a risk of forfeiture that will lapse solely based on whether the grantee continues as a member of the Board, the vesting period selected by the Compensation Committee may not be less than the period from the date of grant until the business day preceding the Company's next annual meeting of stockholders, and in no event less than six months. The amendment provides that the Compensation Committee will retain authority to waive such minimum six-month holding period restriction, if it deems it advisable to do so as a result of proposed changes in the accounting treatment under APB 25. Holders of restricted stock are entitled to vote such shares and receive dividends, if any, with respect to their shares of restricted stock.

         Restrictions imposed by the Compensation Committee on the shares of Common Stock intended to be restricted under this provision will terminate upon the holder's death or total disability (or the occurrence of certain termination events, including dissolution, merger, change of control, or reorganization of the Company).

         Tax Aspects. Under current law, for federal income tax purposes, the participant is not taxed upon the grant of an option under the Director Plan. Upon exercise of any such option, the participant generally must recognize ordinary income equal to the difference between the Common Stock's fair market value on the date of exercise and the exercise price. Generally, the Company will receive a deduction for the amount the participant reports as ordinary income arising from the exercise of the option. Upon a subsequent sale or disposition of the stock, the holder will generally have taxable income equal to any excess of the selling price over the fair market value at the date of exercise. For a basic summary of the tax aspects of restricted stock, see the description under "Tax Aspects" set forth in Proxy Item 2.

         New Plan Benefits. On March 24, 1999, the Board of Directors ratified the automatic grant of 5,000 options to each of the Company's five eligible directors for a total aggregate grant of 25,000 options, although there remain only 15,000 shares available for grant under the Director Plan. Absent approval of this amendment to increase the number of shares available for grant, the 15,000 shares remaining available for grant would be granted pro-rata, and each eligible director would, in such case, receive 3,000 shares. The future benefit to be derived by eligible directors, who will each continue to receive an automatic grant of 5,000 options (or restricted stock in lieu thereof) if the stockholders approve amendment of the Director Plan, will depend upon the future value of the Company's Common Stock, and, accordingly, is not determinable currently.

         The Director Stock Option Plan amendment will only be approved if a quorum is present at the Annual Meeting and votes in favor of the amendment exceed votes against it. Abstentions and broker non-votes have no effect on the vote to approve amendment of the Director Plan.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE DIRECTOR STOCK OPTION PLAN.


Directors' Fees

         The Board pays directors' fees to all eligible directors. The current guidelines provide for directors' fees of $20,000 per annum for all four regularly scheduled meetings, plus $2,000 per day for any special meetings of the Board beyond the four regularly scheduled meetings. In 1998 the guidelines were clarified by expressly eliminating fees for phone meetings of the Board under thirty minutes, and to provide for a fee of $500 per phone meeting lasting over thirty minutes. A fee of $3,500 is paid to non-employee directors, other than Leonard Snyder, for each committee on which such director serves and an additional $2,500 for chairing a committee of the Board of Directors. Committee fees are all-inclusive and are not based upon the number of meetings held, whether in person or by telephone. Each eligible director is entitled to receive annual grants of options with respect to 5,000 shares of Common Stock under the Director Plan. On March 29, 1996, April 30, 1997 and April 30, 1998, all eligible directors received options with respect to 5,000 shares of Common Stock, each with exercise prices of $4.50, $3.69 and $2.78 per share, respectively, the fair market values on the dates of such grants. Subject to approval by the stockholders of an increase in the number of shares available under the Director Plan (Proxy Item 3), on April 30, 1999, all eligible directors serving at such time, other than Mr. Tofias who was appointed to the Board effective April 15, 1999, received an annual grant of 5,000 shares of Common Stock. Under the current Director Plan, all options vest immediately upon grant.

Meetings and Committees

         During the 1998 fiscal year, the Board of Directors met a total of six times; four times in person and twice by telephone. Each member of the Board attended at least 75% of the total number of meetings of the Board of Directors and committees on which he or she served.

         The Board of Directors has an Audit Committee which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The current members of the Audit Committee are Malcolm L. Sherman and Raymond S. Waters. Mr. Sherman serves as Chairman of this committee. The Audit Committee met six times during fiscal 1998, four times in person and two times by telephone.

          The Board of Directors also has a Compensation Committee, the function of which is to make recommendations to the Board of Directors as to the salaries and bonuses of the officers of the Company and to authorize the grant of options to eligible individuals pursuant to the Plan and the Director Plan, and the grant of restricted stock under such plans if the amendments to the Plan and the Director Plan are approved. The members of the Compensation Committee are Laurie M. Shahon, Warren Flick, James M. Shoemaker, Jr. and Raymond S. Waters. Ms. Shahon serves as Chairman of this committee. The Compensation Committee met six times in fiscal 1998, five times by telephone and once in person.

         The Board of Directors also has a Board of Governance Committee, which is authorized to make recommendations to the Board of Directors as to governance matters concerning the Company. The members of the Board of Governance Committee are James M. Shoemaker, Jr., Laurie M. Shahon and Malcolm L. Sherman. Mr. Sherman serves as Chairman of this committee. The Board of Governance Committee met three times in fiscal 1998, two times by telephone and once in person.

         The Company does not have a nominating committee of the Board of Directors. The Board of Governance Committee performs that function.

COMPENSATION COMMITTEE INTERLOCKS AND INTERESTED PARTY TRANSACTIONS

     The following directors served on the Compensation Committee of the Board during fiscal 1998: Warren Flick, Laurie M. Shahon, James M. Shoemaker, Jr. and Raymond S. Waters. Laurie M. Shahon serves as Chairman of this committee. The law firm of Wyche, Burgess, Freeman & Parham, P.A., of which Mr. Shoemaker is a member, serves as the Company's principal outside counsel. Mr. Waters served as Corporate Secretary of the Company until August 1996.

         On April 16, 1998, Mr. Snyder was appointed to the Board and entered into an agreement with the Company to serve initially as a consultant to the Board, with compensation for such consulting position set at $130,000 per annum. Pursuant to this agreement, and following his election to the Board by the stockholders, his consultancy ended and the Board appointed him Non-Executive Chairman, with annual compensation for all Board-related activities of $150,000, together with a bonus based upon pre-tax earnings of the Company. Pursuant to the terms of his contract, Mr. Snyder received a bonus of $37,500 for services performed in 1998, which was tied to the same pre-tax bonus levels as that of the Company's executive bonus plan. A special bonus of $50,000 was approved by the Board of Directors, on the recommendation of the Compensation Committee, and paid to Mr. Snyder for his role in enhancing the operating results of the Company and improving shareholder value in 1998. As an inducement to entering into his agreement with the Company, Mr. Snyder received a grant of options with respect to 80,000 shares of Common Stock of the Company, each with an exercise price of $1.77 per share, the average of the high and low prices of the stock as of the date of grant, April 16, 1998. Such options vest as follows: one-third upon the initial grant, one-third on the first anniversary date of the grant, April 16, 1999, and the remaining one-third on the second anniversary of the initial grant date, April 16, 2000, subject to certain conditions. In December 1998, Mr. Snyder's agreement with the Company was amended to provide for an extension of severance benefits upon the occurrence of a "Change of Control" coupled with a "Trigger Event," as such terms are defined in such agreement. Basically, this amendment would extend such severance from a period of 12 months to 24 months. In addition, should a change of control occur, all of Mr. Snyder's options not yet vested would vest immediately.

         In fiscal 1997, Mr. Kelley, the Company's President and Chief Executive Officer, received a loan from the Company in the amount of $225,000. Interest on such loan was set at a floating rate equal to the rate the Company pays under its revolving credit agreement with its principal lender. In recognition of Mr. Kelley's key role in restoring the Company to profitability in 1998, following the unanimous recommendation of the members of the Compensation Committee, on January 22, 1999 the Board of Directors unanimously approved forgiveness of the remaining principal together with accrued and unpaid interest under the loan totaling $172,571.

                                              EXECUTIVE OFFICERS OF THE COMPANY

     The table below lists the Company's current executive officers and describes their business experience. H. Dane Reynolds became an executive officer of the Company in April 1999.

Name and Age                                                Position with the Company

Larry I. Kelley                                             President and Chief Executive Officer(1)
   56

A. J. Nepa                                                  Senior Vice President--Merchandising(2)
   47

H. Dane Reynolds                                            Senior Vice President and Chief Financial
   48                                                       Officer(3)

Ronald C. Swedin                                            Senior Vice President--Store Operations(4)
   53

George V. Zalitis                                           Senior Vice President--Planning, Allocation
   46                                                       & Distribution(5)

(1)      See information under "Election of Directors".

(2) Mr. Nepa joined the Company in November 1997 as Senior Vice President--Merchandising. From October 1992 until joining the Company he served as Vice President--Merchandising of It's Fashion, a division of Cato Corporation.

(3) Mr. Reynolds joined the Company on April 12, 1999. Prior to joining the Company, Mr. Reynolds was employed at Rack Room Shoes, a retail chain with approximately 340 shoe stores and $400 million in sales, where he served as Senior Vice President from September 1984 to the end of January 1999 with responsibility for Finance, Information Systems, Human Resources, Real Estate, Distribution and Logistics.

(4) Mr. Swedin joined the Company in March 1992 as Vice President --Store Operations. He was promoted to Senior Vice President-- Store Operations in January 1996.

(5) Mr. Zalitis joined the Company in October 1991 as Vice President--Finance. He was promoted to Chief Financial Officer in January 1993. He transferred to the position of Vice
         President--Distribution in 1994 and was promoted to Senior Vice President--Planning, Allocation & Distribution in April 1998.

                                              SECURITY OWNERSHIP OF MANAGEMENT

         The following table provides information as of April 28, 1999 regarding stock ownership by the Chief Executive Officer and each other executive officer required to be disclosed in the "Summary Compensation" table of this Proxy for 1998 ("Named Executive Officers") and of all current directors and executive officers of the Company, as a group:

                                                                                Amount and
                                                                                Nature of                  Percentage of
                                                                                Beneficial                     Total
Name                                Principal Occupation                         Ownership               Outstanding Shares

Larry I. Kelley                     President and Chief                           197,500(1)                  1.9%
                                       Executive Officer

Stephen A. Feldman(2)               Executive Vice President                        1,000                      (8)
                                       & Chief Financial Officer

A. J. Nepa                          Senior Vice President--                       14,300(3)                    (8)
                                       Merchandising

Ronald C. Swedin                    Senior Vice President--                        56,616(4)                   (8)
                                       Store Operations

George V. Zalitis                   Senior Vice President--                        48,950(5)                   (8)
                                       Planning, Allocation &
                                       Distribution

All directors and                                                                 755,178(7)                  7.2%
   executive officers
   as a group
   (12 persons)(6)

(1) The figure shown includes 187,500 shares not outstanding as of April 28, 1999, but subject to stock options presently exercisable.

(2) Mr. Feldman resigned on June 12, 1998. Under the terms of the Plan, options received expire automatically upon resignation or, as in the case of Mr. Feldman, three months after any resignation given with the consent of the Company.

(3) The figure shown represents shares not outstanding as of April 28,1999, but subject to stock options presently exercisable.

(4) The figure includes 51,616 shares not outstanding as of April 28, 1999, but subject to stock options presently exercisable.

(5) The figure shown includes 45,950 shares not outstanding as of April 28, 1999, but subject to stock options presently exercisable.

(6) Includes H. Dane Reynolds who was not a Named Executive Officer in fiscal 1998.

(7) Includes 409,199 shares of Common Stock not outstanding as of April 28, 1998, but subject to stock options presently exercisable. Also includes 25,000 shares to be granted on April 30, 1999 subject to approval by the stockholders of the amendment to the Directors Stock Option Plan, which shares will be immediately exercisable. Pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, percentages have been computed on the assumption that shares of Common Stock that can be acquired within 60 days of April 28, 1999 upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

(8) Less than one percent (1%).

         The executive officers of the Company are appointed by the Board of Directors of the Company and serve at the pleasure of the Board.

                                             COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation during fiscal years 1998, 1997 and 1996 of each of the Company's Named Executive Officers. In March 1996, the Company elected to change its fiscal year from the Saturday nearest December 31 to the Saturday nearest January 31. In connection with this change, the Company reported its financial results for a transition period from December 31, 1995 to February 3, 1996 (the "Transition Period"). For ease of comparison, information is also presented below for the Transition Period.

                                                 Summary Compensation Table

                                                                                                 Long-Term
                                                                                               Compensation
                                                                        Annual Compensation       Awards
                                                                                 Other Annual   Securities       All Other
          Name and                                       Salary       Bonus      Compensation   Underlying     Compensation
     Principal Position             Fiscal Year            ($)       ($)(1)         ($)(2)      Options(#)        ($)(3)
     ------------------             -----------            ---       ------         ------      ----------        ------

Larry I. Kelley                         1998             440,000     276,000           0               0         183,401
   President & CEO                      1997             310,769     150,000      14,815         300,000          54,501

Stephen A. Feldman(4)                   1998             109,768           0           0               0           9,993
   Executive Vice President             1997             259,692           0           0               0           6,471
   and Chief Financial                  1996             245,192           0          22          30,000           4,883
   Officer                        Transition Period       17,308           0           0               0               0

A.J. Nepa(5)                            1998             215,000     103,630           0          30,300          10,861
   Senior Vice President--
   Merchandising

Ronald C. Swedin(6)                     1998             236,000      98,604           0           5,000          13,247
   Senior Vice President--              1997             233,885           0           0               0           8,541
   Store Operations                     1996             222,053           0          33          27,000             806
                                  Transition Period       16,129           0           0               0               0

George V. Zalitis(7)                    1998             197,923      81,850           0          15,000          10,711
   Senior Vice President--
   Planning, Allocation &
   Distribution

(1) The amounts shown for fiscal 1998 were paid pursuant to the Company's Executive Bonus Plan and reflect the fact that in 1998 the Company exceeded its maximum bonus target (see "Compensation of Executive Officers"). The bonus shown for Mr. Kelley in 1997 was made pursuant to his Employment Contract. Of such amount, $50,000 was received by Mr. Kelley on February 2, 1998, two days after the end of the fiscal year.

(2) The amounts shown in this column were paid for reimbursement of taxes. The Company's top managers also receive certain non-cash compensation in the form of personal benefits. Although the value of such compensation cannot be determined precisely, the Company has determined that such compensation did not exceed $10,000 as to any of the Named Executive Officers during any of fiscal years 1998, 1997, 1996, or the Transition Period.

(3) "All Other Compensation" for 1998 includes the following: (i) contributions of $3,894, $3,500, $413, $5,000, and $5,000 to the
         Company's 401(k) Plan on behalf of Messrs. Kelley, Feldman, Nepa, Swedin and Zalitis, respectively, to match 1998 pre-tax elective deferral contributions (included under "Salary") made by each to such plan; (ii) premium payments of $2,898, $1,012, $1,812, and $699 for the benefit of Messrs. Kelley, Feldman, Swedin and Zalitis, respectively, in order to continue a level of life insurance coverage not otherwise available under the Company's standard life insurance plan; (iii) premium payments of $538, $1,981, $1,929, $2,935, and $1,512 for the benefit of Messrs. Kelley, Feldman, Nepa, Swedin and Zalitis, respectively, in order to continue a level of disability coverage not otherwise available under the Company's standard disability plan; (iv) forgiveness of a loan, with interest, totaling $5,019 for Mr. Nepa, and $172,571 for forgiveness of the remaining principal and accrued interest under the Company's loan to Mr. Kelley; and (v) medical reimbursements assumed to have been paid at the maximum level of $3,500 to each of Messrs. Kelley, Feldman, Nepa, Swedin and Zalitis, respectively.

(4) Mr. Feldman resigned from the Company on June 12, 1998.

(5) Mr. Nepa joined the Company in November 1997.

(6) Mr. Swedin became an executive officer in January 1996.

(7) Mr. Zalitis became an executive officer in April 1998.

Stock Options

         The following table sets forth information regarding option grants with respect to Common Stock made by the Company to the Named Executive Officers during 1998.

                        Option Grants in Last Fiscal Year
                                Individual Grants

                                                          % of Total;
                                        Securities          Options                                        Grant Date
                                        Underlying        Granted to      Exercise                           Present
                                          Options          Employees        Price          Expiration         Value
Name                                      Granted(#)        in 1998        ($/Sh)            Date(1)         ($)(2)
----                                      ---------         -------        ------            -------         ------

Larry I. Kelley                                0                0               NA                  NA            0
Stephen A. Feldman(1)                     20,000                6.7%        2.4375             Expired       21,976
A. J. Nepa                                30,000(3)            10.1%        2.4375           4/27/2008       32,964
                                             300                0.1%        3.8440          10/28/2008          315
Ronald C. Swedin                           5,000(3)             1.7%        2.4375           4/27/2008        5,494
George V. Zalitis                         15,000(3)             5.0%        2.4375           4/27/2008       16,482

(1) The option plan pursuant to which the options were granted and/or stock option agreements set forth certain earlier expiration dates. Mr. Feldman's options (other than the 4,000 options exercised in 1998) expired on September 12, 1998, three months from the date of his resignation.

(2) The grant date present value was calculated using the Black-Scholes option pricing model assuming an expected volatility of 60%, a risk-free rate of return of approximately 5.4 %, a dividend yield of 0%, and an estimated option life of approximately 1.1 years from the exercisability date.

(3) These options vest in equal amounts annually over 3 years commencing April 27, 1999.

Option Exercises

         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the 1998 fiscal year and unexercised options held as of the end of the 1998 fiscal year.

                 Aggregated Option Exercises in Last Fiscal Year
                           and Year-End Option Values

                                                                     Number of Securities
                                                                    Underlying Unexercised          Value of Unexercised
                                                                          Options at                In-the-Money Options
                                                                          1998 Fiscal                  at 1998 Fiscal
                                Shares Acquired        Value              Year-End(#)                    Year-End($)
                                  on Exercise        Realized            Exercisable/                   Exercisable/
Name                                  (#)               ($)              Unexercisable                  Unexercisable
----                                  ---               ---              -------------                  -------------

Larry I. Kelley                        0                 0                      131,250/168,750      196,875/253,125
Stephen A. Feldman                 4,000             3,000                            0/0(1)                     0/0
A. J. Nepa                             0                 0                        4,300/46,000        11,534/139,625
Ronald C. Swedin                       0                 0                       47,550/23,200         27,200/56,738
George V. Zalitis                      0                 0                       39,150/22,600          3,950/57,613

(1) Mr. Feldman resigned on June 12, 1998. His options expired three months from the date of such resignation.

             EMPLOYMENT CONTRACTS AND DEFERRED COMPENSATION ARRANGEMENTS

         All executive officers of the Company are parties to employment contracts with the Company. Mr. Kelley's contract, which was entered into on March 26, 1997, is for a term of six years, unless terminated earlier as provided for in the contract. Mr. Kelley's contract provides that in the event of termination without "cause," as defined in the contract, he shall receive severance payments equal to his then current monthly salary for a period of up to one year, plus up to an additional six months of severance payments if unemployed at the end of such twelve month period. This contract provided for Mr. Kelley to become a member of the Board upon execution of the contract. Mr. Nepa's contract has a term of four years. The employment contracts of Messrs. Nepa, Swedin and Zalitis provide for the continuation of base salary for a period of six months after the date of involuntary termination of employment without cause, with provisions for up to an additional six months of severance payments if other employment has not commenced. In December 1998, the Board of Directors, with the unanimous recommendation of the Compensation Committee, approved amendments to the contracts of each executive officer. Basically, such amendments provide that, in the event of a "Change of Control" followed by an "Employment Event," as such terms are defined in such contracts, severance payments are extended as follows: (i) in the case of Mr. Kelley such severance payments would be extended from a maximum, absent such events, of 18 months to 36 months, (ii) in the case of Mr. Nepa, from a maximum, absent such events, of 12 months to 18 months, and (iii) in the cases of Messrs. Swedin and Zalitis, from a maximum, absent such events, of 12 months to 15 months. In addition, should a "change of control" occur, all Stock Options granted to such individuals and not yet expired as of the date of such "change in control" become immediately exercisable.


        In fiscal 1997, the Company entered into a deferred compensation agreement with Mr. Jacobs, the former Chairman of the Board and a founder of the Company, in consideration for his past service to the Company. The agreement provides for payment to Mr. Jacobs, or his beneficiary, of an aggregate of $1,650,000, payable in 120 consecutive monthly payments of $13,750. Such payments commenced following Mr. Jacobs' retirement on June 10, 1998. The agreement provides that the entire unpaid portion of the compensation amount becomes immediately due and payable in the event of certain extraordinary corporate transactions described in the agreement. The agreement also contains confidentiality and non-competition provisions.

         In fiscal 1997, the Company entered into a deferred compensation agreement with Mr. Kelley providing, among other things, that if Mr. Kelley is employed by the Company for a minimum of six years, he shall receive a retirement sum of $600,000 payable in 120 consecutive monthly payments of $5,000 (including interest), beginning upon the date of retirement. For each year that Mr. Kelley remains employed by the Company beyond the initial six year period, his retirement sum shall be increased by $100,000 and the aggregate retirement sum due Mr. Kelley, in such case, shall be payable over ten years in equal monthly installments. Mr. Kelley's contract was amended in fiscal 1998 to provide for immediate vesting of all deferred payments should a "Change of Control" occur, coupled with an "Employment Event," as each term is defined in his contract.

         Mr. Raymond S. Waters retired from his position as Secretary of the Company in August 1996 and from his positions as Executive Vice President and Treasurer in June 1992. In June 1992, the Company and Mr. Waters entered into a deferred compensation agreement for the benefit of Mr. Waters in recognition of his years of service to the Company. This agreement provides that Mr. Waters will receive deferred compensation payments of $6,250 per month for 120 months upon retirement. The aggregate amount payable under this arrangement is $750,000.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of the Company's executives generally are made by the four-member Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. The Compensation Committee is providing the following report.

Compensation Policies Toward Executive Officers

         The Company's executive compensation policies are designed to provide incentives to meet the Company's annual and long-term performance goals, to recognize individual initiative and achievements, and to provide competitive levels of compensation in order to attract and retain qualified executives. The Compensation Committee annually reviews the Company's corporate performance and that of its executives and sets target levels of compensation at its discretion. As a result, the executive officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon Company-wide and individual performance.

         The Compensation Committee believes that stock ownership by management and stock-based performance compensation arrangements are useful tools to align the interests of management with those of the Company's stockholders. Upon the recommendation of current management of the Company, the Compensation Committee reviewed the historical base for the award of grants and broadened the base of key employees eligible to receive grants under the Plan. Accordingly, the Compensation Committee grants options to most members of the Company's management and provides compensation packages based in part upon personal and earnings goals.

         The Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid to top executive officers in excess of $1 million per person. The Compensation Committee intends to administer the Company's executive compensation programs in such a way that compensation for executive officers generally will be fully deductible under the Code, including submitting plans for stockholder approval where necessary and determining compensation on an objective basis. However, in order to maintain flexibility to attract and retain qualified executives, the Compensation Committee may allow for non-deductible compensation.

Executive Officer Compensation

         The incentive compensation plan for 1998 provided for bonuses based upon individual performance, coupled with corporate performance tied to pre-tax income. A multi-tier bonus structure was adopted for 1998, based upon the Company achieving certain levels of adjusted pre-tax earnings. The plan provided for executives to receive a percentage of their base salary in bonus, provided the Company achieved a designated minimum in adjusted pre-tax earnings. Such percentage varied depending upon the level of adjusted pre-tax earnings achieved by the Company, along with attainment of specific individual performance goals by the executive. Such performance goals are set at the beginning of each fiscal year and communicated to the participating members of the Company's management.

         During 1998, the Company exceeded its pre-tax earnings level for maximum bonus payout, and, accordingly, bonus awards were made to each of the Named Executive Officers, including Mr. Kelley, with respect to performance during 1998.

Mr. Kelley's 1998 Compensation

         The Compensation Committee's general approach in setting Mr. Kelley's annual compensation under his employment agreement, dated March 26, 1997, was to base a significant percentage of Mr. Kelley's target compensation upon objective long-term performance criteria and to set a total compensation target that is competitive within the industry. This approach may result in some fluctuations in the actual level of Mr. Kelley's total annual compensation from year to year. The Compensation Committee, however, believes that its emphasis upon objective long-term performance criteria appropriately provides incentives to the Company's executive officers toward clearly defined long-term goals, while acknowledging the importance to Mr. Kelley of his having some certainty in the level of his compensation through the base salary component. Pursuant to Mr. Kelley's employment contract, his base salary for 1998 was $450,000. Consistent with tying a significant portion of total compensation to performance criteria, Mr. Kelley's contract provides that he will receive up to 50% of his base salary in bonuses for each year that the Company's and his personal goals are met under the Company's Executive Bonus Plan, with the possibility of an additional bonus if the Company exceeds its maximum target and his personal goals are fully met. As noted earlier, the Company's performance exceeded the criteria for payout of maximum bonuses in 1998. Based upon a review by the Compensation Committee, with input from the Chairman, it was determined that Mr. Kelley would be awarded 98% of his maximum potential bonus based upon such corporate performance and his services to the Company in 1998. For fiscal 1999, in order for Mr. Kelley to receive his full bonus, the Company would need to achieve specified pre-tax earnings and he will need to fully meet his individual performance goals, as established by the Board.

Compensation Committee
                           Laurie M. Shahon, Chairman
                           Warren Flick
                           James M. Shoemaker, Jr.,
                           Raymond S. Waters


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
         Among One Price Clothing Stores, Inc., Dow Jones Equity Market
              Index and Dow Jones Specialty Apparel Retailer Index

Performance Graph

         A line graph comparing the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Specialty Apparel Market Index for that period is presented below. Total stockholder returns for 1996 include the Transition Period as well as fiscal 1996 and accordingly represent a 57 rather than 52-week period. The stock performance shown in the graph below is not necessarily indicative of future price performance.

                                         Indexes
                                         Retail              OPC
                    Equity              Specialty           Stock
                    Market               Apparel            Prices

     1993           100.00              100.00              100.00
     1994           100.73               93.81               50.27
     1995           138.69              105.81               19.15
     1996           181.21              127.64               20.74
     1997           230.43              209.00               12.37
     1998           305.95              387.52               35.90

         The Performance Graph assumes the investment of $100 on December 31, 1993, and the reinvestment of any and all dividends.

                       STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

         Stockholders wishing to submit a proposal for action at the 2000 annual meeting of stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Company at its principal executive offices not later than January 7, 2000, and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

     Pursuant to the Company's By-Laws, stockholders wishing to submit a proposal for action at the Company's 2000 annual meeting of stockholders, but who do not wish the proposal included in the Company's proxy materials relating thereto, or who miss the deadline for inclusion in the Company's proxy materials, must provide a written copy of the proposal to the Company at its principal executive offices (at the address specified below) not later than 45 days prior to the 2000 annual meeting of stockholders (which meeting is currently scheduled for June 7, 1000). All proposals submitted after this deadline will be considered untimely. The Company will provide a copy of its By-Laws free of charge at the request of any stockholder. Any such request should be directed to One Price Clothing Stores, Inc. 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina 29334, Attention: Secretary.

                              FINANCIAL INFORMATION

         The Company's 1998 Annual Report to Stockholders (the "1998 Annual Report") is being mailed to the Company's stockholders with this Proxy.

         The Company will provide without charge to any stockholder of record as of April 28, 1999, who so requests in writing, a copy of the 1998 Annual Report or the Company's 1998 Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission. Upon payment of a reasonable copying charge, the Company will provide such stockholder with copies of exhibits to the 1998 Annual Report on Form 10-K. Any such request should be directed to One Price Clothing Stores, Inc., 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina 29334, Attention: Secretary.

                                    AUDITORS

         The Board of Directors has appointed the accounting firm of Deloitte & Touche as independent auditors for the Company's 1999 fiscal. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, and written representations that no Form 5 was required, the Company believes that all of its executive offices, directors and persons who may have been deemed to be greater than 10% shareholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Mr. Zalitis, who was promoted to Senior Vice President - Planning & Allocation and Distribution and was approximately three weeks late in filing the requisite Form 3, and Mr. Nepa who received a grant of 300 options in October of 1998 as a recipient of the Presidential Achievement Award, which was reported late.

                                     GENERAL

         Management does not know of any other matters to be presented at the meeting for action by stockholders. If, however, any other matters requiring a vote of the stockholders is properly presented at the meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

         The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mail, certain officers and regular employees of the Company may solicit, for no additional compensation, the return of proxies by telephone, telegram, or personal interview. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses in so doing. The Company has engaged Corporate Investor Communications to assist in these contracts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $4,500 plus reasonable out-of-pocket expenses.

         A list of stockholders entitled to be present and vote at the meeting will be available at the offices of the Company, 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina 29334, for inspection by stockholders during regular business hours from May 12, 1999 to the date of the Annual meeting. The list will be available during the meeting for inspection by stockholders who are present.

         Whether or not you expect to be present in person, you are requested to mark, sign, date and return the enclosed proxy card promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

         The above Notice and Proxy Statement are sent by order of the Board of Directors.




                                    /s/ Grant H. Gibson
                                    Grant H. Gibson
                                    Secretary


Duncan, South Carolina
May 5, 1999